QuickLinks -- Click here to rapidly navigate through this document

Exhibit 21

BUILDING MATERIALS CORPORATION OF AMERICA
LIST OF SUBSIDIARIES

COMPANY	STATE OF INCORPORATION	FEIN#
Building Materials Corporation of America	Delaware	22-3276290
BMCA Acquisition Inc.	Delaware	20-8048827
Elkcorp	Delaware	20-8186490
Elk Premium Building Products, Inc.	Delaware	75-2302370
Elk Corporation of Texas	Nevada	74-1925368
Elk Corporation of Alabama	Delaware	75-1509396
Elk Corporation of Arkansas	Arkansas	71-0327819
Elk Corporation of America	Nevada	75-1613722
Elk Slate Products, Inc.	Delaware	20-5548796
Elk Performance Nonwoven Fabrics, Inc.	Delaware	32-0029409
Elk Composite Building Products, Inc.	Delaware	11-3657388
Elk VersaShield Building Solutions, Inc.	Delaware	20-5153676
RGM Products, Inc.	California	77-0336567
Ridgemate Manufacturing Company, Inc.	California	77-0471727
Elk Technology Group, Inc.	Delaware	32-0029403
Chromium Corporation	Delaware	75-2838549
Lufkin Path Forward, Inc.	Texas	20-2498081
Elk Technologies, Inc.	Delaware	32-0029407
Midland Path Forward, Inc.	Nevada	75-2072853
Elk Group, Inc.	Nevada	75-2302368
Elk Group, LP(1)	Texas	75-2734675
BMCA Gainesville LLC	Delaware	20-4921692
BMCA Quakertown Inc.	Delaware	20-0837505
BMCA Insulation Products Inc.	Delaware	22-3275477
Building Materials Investment Corporation	Delaware	20-5980312
Building Materials Manufacturing Corporation	Delaware	22-3626208
HBP Acquisition LLC	Delaware	20-3531649
BMCA Fresno LLC	Delaware	20-8948045
GAF Leatherback Corp.	Delaware	22-3497242
GAF Materials Corporation (Canada)	Delaware	22-3563280
GAF Premium Products Inc.	Delaware	22-3383680
Wind Gap Real Property Acquisition Corp	Delaware	22-3383681
GAF Real Properties, Inc.	Delaware	22-2886550
GAFTECH Corporation	Delaware	22-2811609
LL Building Products Inc.	Delaware	58-2394554
Pequannock Valley Claim Service Company, Inc.	Delaware	22-2911715
South Ponca Realty Corp.	Delaware	22-3063731

(1)
Elk Group, Inc. 1% General Partner and Elkcorp 99% Limited Partner.

QuickLinks

  Exhibit 21
BUILDING MATERIALS CORPORATION OF AMERICA LIST OF SUBSIDIARIES